QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Brookfield Business Partners L.P. of our report dated December 14, 2018, except for the effects of the revision discussed in Note 14 to the combined financial statements, as to which the date is February 8, 2019, relating to the financial statements of the Power Solutions business of Johnson Controls International plc, which appears in Brookfield Business Partners L.P.'s Form 6-K dated March 5, 2019. We also consent to the reference to us as experts under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
December 11, 2020

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS